Exhibit 99.1

Ecoark Announces Agreement with Virterras Materials for Sale of Sable Assets

ROGERS, Ark. (August 13, 2018) – Ecoark Holdings, Inc. (“Ecoark”), to be renamed Zest Technologies, Inc., (OTCQX: ZEST), an AgTech company focused on solutions that reduce food waste and improve product margins, today announced that it has entered into a definitive agreement with Virterras Materials US LLC (“Virterras”) in which Virterras will purchase the key assets of Ecoark’s subsidiary Sable Polymer Solutions LLC (“Sable”) for $1.5 million subject to certain adjustments, such as final inventory levels. The closing is subject to customary conditions and is expected to complete by August 31, 2018. Sable, an indirect wholly-owned subsidiary of Ecoark, is a compounder of recycled plastics located in Flowery Branch, Georgia.

Randy May, Ecoark CEO, noted that “the agreement with Virterras and planned completion of the transaction this month represents the most significant step in the previously announced divestitures of the assets of non-core subsidiaries. The proceeds from the sale of Sable assets will be invested in our Zest Labs subsidiary, and Ecoark management will now be focused solely on achieving meaningful revenue at Zest Labs. We are especially pleased to be selling the Sable assets to Virterras, an organization that shares our commitment to applying technology to achieve environmental responsibility and sustainability.”

According to L. J. Evans, Jr., Chairman of Virterras Materials, “the acquisition of Sable Polymer Solutions represents a strategic opportunity to enter the U.S. market and grow Sable into a regional powerhouse.  Sable has a solid operating team and we look forward to working with them as part of Virterras.  We currently have operations in Central Mexico and look forward to bringing our advanced, proprietary materials technology and operational knowhow to Georgia and expanding operations at the Sable facility, which will bring added employment and revenue to the area.”

About Ecoark Holdings, Inc.

Ecoark Holdings, Inc., to be renamed Zest Technologies, Inc., (OTCQX: ZEST) is focused on improving the agriculture and supply chain industries through innovative AgTech solutions for growers, processors, ranchers, restaurants and retail grocers. The Company offers a suite of proven solutions that address the $161 billion fresh food waste problem, improve delivered freshness, and provide true transparency for the fresh produce, meat and seafood supply chains. To learn more about Zest Labs, please click here. To watch a video about Zest Fresh, please click here.

About Virterras Materials

Virterras Materials (“VM”) holds global rights to a new technology that produces a superior injection molding composite that replaces traditional all-plastic composites. VM technology permanently binds plastic and recycled rubber in a zero-waste, zero-emissions process resulting in significant cost savings, increased efficiency for injection molding customers and improved structural and temperature resiliency in injection molding finished goods. VM creates a long-term economic use for recycled rubber and plastics.

Forward-Looking Statements Disclaimer

This release contains forward-looking statements, including, without limitation, statements concerning our business and possible or assumed future results of operations and statements relating to our expectations regarding the completion of the proposed registered offering. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including: our ability to continue as a going concern; adverse economic changes affecting markets we serve; competition in our markets and industry segments; our timing and the profitability of entering new markets; greater than expected costs, customer acceptance of our products or difficulties related to our integration of the businesses we may acquire; and other risks and uncertainties as may be detailed from time to time in our public announcements and SEC filings. Other factors that may cause such a difference include, without limitation, risks and uncertainties related to market and other conditions, the satisfaction of customary closing conditions related to the proposed registered offering and the impact of general economic, industry or political conditions in the United States or internationally. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

Contacts

Investor Relations:

John Mills

ICR

646-277-1254

John.Mills@icrinc.com

Public Relations:

Greg Wood

Zeno Group for Zest Labs

650-801-7958

Greg.Wood@zenogroup.com